UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2018 (November 7, 2018)

Drive Shack Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

001-31458	81-0559116
(Commission File Number)	(IRS Employer Identification No.)

111 W 19th St, 8th Fl. New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (516) 268-7460

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On November 8, 2018, Drive Shack Inc. (the “Company”) issued a press release announcing the Company’s results for its fiscal quarter ended September 30, 2018. A copy of the Company’s press release is attached to this Current Report on Form 8-K (the “Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.

Item 2.02 of this Current Report, including the exhibit attached hereto, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly set forth as being incorporated by reference into such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Kenneth A. May as Chief Executive Officer, President and Director.

The board of directors (the “Board”) of the Company has appointed Mr. Kenneth A. May, age 57, as Chief Executive Officer and President of the Company and as a member of the Board, effective as of November 12, 2018 (the “Effective Date”).  Mr. May will serve as a Class I director until the 2021 Annual Meeting of Stockholders, and until his successor is duly elected and qualified.

Prior to joining the Company, Mr. May served as Executive Chairman of Urban Air Adventure Parks, a family theme park company based in Dallas, Texas. From 2014 through 2017, Mr. May served as chief executive officer of Topgolf, a golf-themed entertainment company based in Dallas, Texas, which he joined in 2013. Before that, Mr. May served as chief executive officer of FedEx Kinko’s, where he was responsible for the company’s strategic direction, product and service vision, as well as growth and development. Mr. May has also served as President of Krispy Kreme and Chairman of the March of Dimes National Board of Trustees, in addition to other roles.

There is no arrangement, understanding or family relationship between Mr. May and any other person pursuant to which he was appointed as an officer or director of the Company.  Mr. May has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  In connection with his appointment, the Company entered into a customary indemnification agreement with Mr. May on November 7, 2018.

On November 7, 2018, Mr. May entered into an employment agreement with the Company, effective as of November 12, 2018, that sets forth the terms and conditions of his employment with the Company as its Chief Executive Officer and President.  The agreement provides that Mr. May will receive an annual base salary of $500,000 and is eligible to participate in an annual cash incentive bonus plan beginning on January 1, 2019 with an annual target amount equal to $500,000.  The agreement further provides for the payment of certain travel and relocation payments in connection with his move to the location of the Company’s headquarters and participation in the Company’s benefit plans.

The employment agreement provides that if Mr. May’s employment is terminated by the Company without “cause” or by Mr. May for “good reason” (each as defined in the agreement) and Mr. May executes a separation agreement and release of claims in favor of the Company, then Mr. May will be eligible to receive continued payment of his base salary for one year following his termination, a pro-rated annual cash incentive bonus for the year of termination and continued participation in the Company’s benefit plans at active employee rates for 12 months following termination.  If such a termination of employment occurs within 12 months following a “change in control” of the Company (as defined in the agreement) and Mr. May executes a separation agreement and release of claims in favor of the Company, then he will instead receive continued payment of his base salary for two years following his termination, a lump sum payment equal to two times his annual target cash incentive bonus and continued participation in the Company’s benefit plans at active employee rates for 18 months following his termination.

The employment agreement also provides that Mr. May will be subject to certain non-competition and non-solicitation restrictions for 12 months following the termination of his employment for any reason, along with other standard perpetual covenants regarding confidentiality, intellectual property and related matters.

Mr. May will also receive a grant of options to acquire a total of 3,351,355 shares of the Company’s common stock, effective as of November 12, 2018.  The options will have a per-share exercise price that is equal to the closing price of a share of the Company’s common stock on November 12, 2018.  The options are generally subject to vesting in equal annual installments over a three-year period based on Mr. May’s continued employment with the Company, subject to accelerated vesting of the options that would vest on the next vesting date upon a termination of employment by the Company without “cause,” by Mr. May for “good reason” or as a result of his death or “disability” (each as defined in the employment agreement).

Appointment of David M. Hammarley as Chief Financial Officer.

The Board has appointed David M. Hammarley, age 48, as Chief Financial Officer of the Company, effective as of the Effective Date.

Prior to joining the Company, Mr. Hammarley served as a Managing Director at Silver Ridge Advisors, a management consulting firm. Earlier in his career, Mr. Hammarley was Chief Financial Officer for sbe, a lifestyle branded hotel and restaurant company headquartered in Los Angeles.  Before that, Mr. Hammarley spent ten years with Starwood Hotels & Resorts across several roles including corporate financial planning and analysis, investor relations, risk management, operational finance, and strategic planning.  Mr. Hammarley holds a Bachelor of Business Administration from the University of California and an MBA from the Yale School of Management.

There is no arrangement or understanding or family relationship between Mr. Hammarley and any other person pursuant to which he was appointed as an officer of the Company.  Mr. Hammarley has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  In connection with his appointment, the Company entered into a customary indemnification agreement with Mr. Hammarley on November 7, 2018.

On November 7, 2018, Mr. Hammarley entered into an employment agreement with the Company, effective as of November 12, 2018, that sets forth the terms and conditions of his employment with the Company as its Chief Financial Officer.  The agreement provides that Mr. Hammarley will receive an annual base salary of $300,000 and is eligible to participate in an annual cash incentive bonus plan beginning on January 1, 2019 with an annual target amount equal to $375,000.  The agreement further provides for participation in the Company’s benefit plans.

The employment agreement provides that if Mr. Hammarley’s employment is terminated by the Company without “cause” (as defined in the agreement) and Mr. Hammarley executes a separation agreement and release of claims in favor of the Company, then Mr. Hammarley will be eligible to receive continued payment of his base salary for one year following his termination, a pro-rated annual cash incentive bonus for the year of termination and continued participation in the Company’s benefit plans at active employee rates for 12 months following termination.

The employment agreement also provides that Mr. Hammarley will be subject to certain non-competition and non-solicitation restrictions for 12 months following the termination of his employment for any reason, along with other standard perpetual covenants regarding confidentiality, intellectual property and related matters.

Mr. Hammarley will also receive a grant of options to acquire a total of 75,000 shares of the Company’s common stock, effective as of November 12, 2018.  The options will have a per-share exercise price that is equal to the closing price of a share of the Company’s common stock on November 12, 2018.  The options generally vest on the third anniversary of the date of grant, based on Mr. Hammarley’s continued employment with the Company, subject to accelerated vesting upon a termination of employment by the Company without “cause” or as a result of his death or “disability” (each as defined in the employment agreement), in each case that occurs after the second anniversary of the date of grant.

Departure of Sarah L. Watterson as Chief Executive Officer and President and Appointment as Director.

Effective as of the Effective Date, Ms. Watterson departed as the Company’s Chief Executive Officer and President and was appointed as a member of the Board.  The Company expects to enter into a separation and release agreement with Ms. Watterson in connection with her departure as the Company’s Chief Executive Officer and President, the terms of which have not yet been finalized.  Ms. Watterson will serve as a Class III director until the 2020 Annual Meeting of Stockholders, and until her successor is duly elected and qualified.  There is no arrangement or understanding between Ms. Watterson and any other person pursuant to which she was appointed as a director of the Company.  Ms. Watterson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Ms. Watterson will not receive compensation from the Company in connection with her role as a director of the Company.  The previously entered into indemnification agreement between Ms. Watterson and the Company into will continue to remain in effect.  All required information relating to Ms. Watterson’s biography, work experience, family relationships and transactions with related persons was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2018 and such information is incorporated herein by reference.

Change in Role for Lawrence A. Goodfield Jr.

Effective as of the Effective Date, Lawrence A. Goodfield Jr. ceased to serve as the Company’s Chief Financial Officer, but will continue to serve as the Company’s Chief Accounting Officer and Treasurer.  All required information relating to Mr. Goodfield’s biography, work experience, family relationships and transactions with related persons was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 13, 2018 and such information is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control.  The Company can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this Current Report on Form 8-K.  For a discussion of some of the risks and important factors that could cause actual results to differ from such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q.  Furthermore, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements.  Such forward-looking statements speak only as of the date of this Current Report on Form 8-K.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated November 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIVE SHACK INC.
(Registrant)

/s/ Sara A. Yakin
Sara A. Yakin
Chief Operating Officer and Secretary

Date:  November 8, 2018